COLUMBIA FUNDS SERIES TRUST I (B-T) - ANNUAL N-SAR REPORT FOR THE FISCAL YEAR ENDING 8/31/12

Columbia Contrarian Core Fund
Columbia Emerging Markets Fund
Columbia Energy and Natural Resources Fund
Columbia Select Small Cap Fund
Columbia Small Cap Core Fund
Columbia Value and Restructuring Fund
(each a "Fund", collectively the "Funds")

ITEM 77D/77Q1(B) - POLICIES WITH RESPECT TO SECURITIES INVESTMENTS:

On July 27, 2012, Form Type 485BPOS, ACCESSION NO. 0001193125-12-319247,
post-effective amendment number 158 to the registration statement of Columbia Funds Series Trust I on behalf of Columbia Emerging Markets Fund and Columbia Value and Restructuring Fund was filed with the SEC. It is hereby incorporated by reference as part of the response to these Items 77D and 77Q1(b) of Form N-SAR. The post-effective amendment disclosed, among other things, certain changes that were made to the descriptions of the principal investment strategies of Columbia Emerging Markets Fund and Columbia Value and Restructuring Fund.